Exhibit 99.2

MISCOR GROUP, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share data)

	June 30, 2013	December 31, 2012
	(Unaudited)
ASSETS
CURRENT ASSETS
Accounts receivable, net of allowance for doubtful accounts of $17 and $9, respectively	$5,596	$6,526
Inventories	6,193	5,767
Other current assets	853	922

Total current assets	12,642	13,215
PROPERTY AND EQUIPMENT, net	4,667	4,935
OTHER ASSETS
Customer relationships, net	5,571	5,764
Deferred income taxes	1,942	1,942
Technical library, net	505	522
Deposits and other assets	67	67

Total other assets	8,085	8,295

Total assets	$25,394	$26,445

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Revolving credit line	$3,486	$3,722
Current portion of long-term debt	538	1,478
Accounts payable	3,319	3,336
Accrued expenses and other current liabilities	1,435	1,293

Total current liabilities	8,778	9,829
LONG-TERM LIABILITIES
Long-term debt, less current portion	1,761	2,029

Total long-term liabilities	1,761	2,029

Total liabilities	10,539	11,858
STOCKHOLDERS’ EQUITY
Preferred stock, no par value; 800,000 shares authorized; no shares issued and outstanding	—	—
Common stock, no par value; 30,000,000 shares authorized; 11,807,826 shares issued and 11,684,987 shares outstanding	59,346	59,346
Treasury stock, 123,839 shares, at cost	(74)	(74)
Accumulated deficit	(44,417)	(44,685)

Total stockholders’ equity	14,855	14,587

Total liabilities and stockholders’ equity	$25,394	$26,445

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

MISCOR GROUP, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands, except share and per share data)

	Three months ended		Six months ended
	June 30, 2013	July 1, 2012	June 30, 2013	July 1, 2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
REVENUES
Service revenue	$6,420	$7,705	$12,459	$14,627
Product sales	5,435	5,557	10,837	11,113

Total revenues	11,855	13,262	23,296	25,740
COST OF REVENUES
Cost of service revenue	5,379	6,810	10,791	12,719
Cost of product sales	3,574	3,142	7,078	6,683

Total cost of revenues	8,953	9,952	17,869	19,402

GROSS PROFIT	2,902	3,310	5,427	6,338
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	2,436	2,333	5,014	4,347

INCOME FROM OPERATIONS	466	977	413	1,991
OTHER EXPENSE
Interest expense	39	174	110	367
Other expense	33	20	27	11

Total other expense	72	194	137	378

NET INCOME BEFORE TAXES	394	783	276	1,613
Provision for Income Taxes	3	29	8	44

NET INCOME	$391	$754	$268	$1,569

BASIC INCOME PER COMMON SHARE	$0.03	$0.06	$0.02	$0.13

BASIC WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	11,684,800	11,785,826	11,684,395	11,785,826

DILUTED INCOME PER COMMON SHARE	$0.03	$0.06	$0.02	$0.13

DILUTED WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	11,775,065	12,177,023	11,775,065	12,167,023

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

MISCOR GROUP, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

	Six months ended
	June 30, 2013	July 1, 2012
	(Unaudited)	(Unaudited)
OPERATING ACTIVITIES
Net income	$268	$1,569
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	807	813
Bad debt provision (recovery)	—	(11)
Loss on sale of equipment	22	13
Changes in operating assets and liabilities:
Accounts receivable	930	(266)
Inventories	(426)	215
Other current assets	69	300
Deposits and other non-current assets	—	16
Accounts payable	(17)	(651)
Accrued expenses and other current liabilities	142	(365)

Net cash provided by operating activities	1,795	1,633
INVESTING ACTIVITIES
Acquisition of property and equipment	(351)	(271)
Proceeds from disposal of property and equipment	—	14

Net cash utilized by investing activities	(351)	(257)
FINANCING ACTIVITIES
Payments on capital lease obligations	(918)	(16)
Short-term debt payments	(236)	(249)
Repayments of long-term debt	(290)	(1,111)

Net cash utilized by financing activities	(1,444)	(1,376)

CHANGE IN CASH	—	—
Cash, beginning of period	—	—

Cash, end of period	$—	$—

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$133	$349

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

MISCOR GROUP, LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

NOTE A—BASIS OF PRESENTATION

The unaudited interim condensed consolidated financial statements of MISCOR Group, Ltd. (the “Company”) as of and for the three and six months ended June 30, 2013 and July 1, 2012, have been prepared in accordance with generally accepted accounting principles for interim information and the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not contain all of the information and footnotes required by generally accepted accounting principles for complete financial statements. However, in the opinion of the Company’s management, all adjustments, consisting of normal, recurring adjustments, considered necessary for a fair statement have been included. The results for the three and six months ended June 30, 2013 are not necessarily indicative of the results to be expected for the year ending December 31, 2013. Refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for the most recent disclosure of the Company’s accounting policies.

NOTE B—RECENT ACCOUNTING PRONOUNCEMENTS

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flows.

NOTE C—MERGER AGREEMENT

As previously disclosed on the Company’s March 13, 2013 Form 8-K and July 11, 2013 Form 8-K, both filed with the Securities and Exchange Commission, the Company entered into a plan of merger by and among a subsidiary of Integrated Electrical Services, Inc. (“IES”) and the Company, dated as of March 13, 2013 (the “Merger Agreement”), whereby the Company will merge with and into IES, with a subsidiary of IES as the surviving entity. Stockholders of the Company will have the right to elect to receive a guaranteed minimum of $1.415 per share in cash or have their shares converted to shares of IES, or to receive a mix of cash consideration and stock consideration, depending on whether certain conditions are met.

On April 26, 2013, a joint prospectus and proxy statement (Form S-4) was filed with the Securities and Exchange Commission (“SEC”). On August 8, 2013, the Form S-4 was declared effective by the SEC.

NOTE D—INVENTORY

Inventory consists of the following:

	June 30, 2013	December 31, 2012
Raw materials	$2,392	$2,457
Work-in-progress	2,233	1,879
Finished goods	1,568	1,431

	$6,193	$5,767

NOTE E—OTHER INTANGIBLE ASSETS

Intangible assets consist of the following:

		June 30, 2013			December 31, 2012
	Estimated Useful Lives (in Years)	Gross Carrying Amount	Accumulated Amortization	Net	Gross Carrying Amount	Accumulated Amortization	Net
Customer Relationships	15-20	$7,722	$(2,151)	$5,571	$7,722	$(1,958)	$5,764
Technical Library	20	700	(195)	505	700	(178)	522

Total		$8,422	$(2,346)	$6,076	$8,422	$(2,136)	$6,286

The estimated future amortization expense related to intangible assets for the periods subsequent to June 30, 2013 on a calendar year basis is as follows:

Year Ending December 31—
2013	$211
2014	421
2015	421
2016	421
2017	421
Thereafter	4,181

Total	$6,076

NOTE F—SENIOR CREDIT FACILITY

Senior Credit Facility with PNC Bank

As of June 30, 2013, the Company has a Loan Agreement and Security Agreement (“PNC credit facility”) with PNC Bank, National Association (“PNC”). There are two components to the PNC credit facility: A Committed Line of Credit Note (“Line of Credit”) and a Term Note.

The Line of Credit allows for borrowings up to $6,500 which are collateralized by 85% of eligible accounts receivable and 50% of eligible inventory. Additionally, the Line of Credit allows for Letter(s) of Credit in the aggregate at any time outstanding not to exceed $1,500. The Line of Credit bears interest at a rate per annum equal to the Daily LIBOR Rate plus the applicable “LIBOR Margin” based on certain metrics (effectively 1.95% at June 30, 2013). At June 30, 2013, $3,486 is outstanding on the Line of Credit, with $2,811 of availability on the Line of Credit. The termination date of the Line of Credit is December 24, 2014.

The Term Note is for the amount of $2,500, together with interest accruing on the outstanding principal balance from December 24, 2012. This loan is collateralized by various real estate and equipment. The Term Note bears interest at a rate per annum equal to the Daily LIBOR Rate plus the applicable “LIBOR Margin” based on certain metrics (effectively 2.20% at June 30, 2013). The Company is obligated to make equal monthly installments of $42, commencing on January 24, 2013, and continuing on the same day of each month thereafter. Interest shall be payable at the same time as the principal payments. Any outstanding principal and accrued interest shall be due and payable in full on December 24, 2017. At June 30, 2013, $2,250 is outstanding on the Term Note.

The Company paid a closing fee of $4 on the Line of Credit and a closing fee of $4 on the term loan. Debt issue costs amortized to interest expense were $1 and $2 for the three and six months ended June 30, 2013. Net debt issue costs at June 30, 2013 were $6.

Interest expense under the PNC credit facility, including the Line of Credit and Term note and excluding amortization of debt issue costs, was $30 and $73 for the three and six months ended June 30, 2013.

Covenants

Terms of the PNC Credit Facility require the Company to meet two financial covenants:

•

Maintain as of the end of each fiscal quarter, on a rolling four quarters basis, a ratio of Funded Debt to EBITDA of less than or equal to 2.50 to 1.00 at close and at December 31, 2012; and 2.25 to 1.00 at December 31, 2013 and thereafter,

•	Maintain as of the end of each fiscal quarter, on a rolling four quarters basis, a Fixed Charge Coverage Ratio of greater than or equal to 1.25 to 1.00.

At June 30, 2013 and December 31, 2012, the Company was in compliance with its covenants with PNC.

NOTE G—DEBT

Long-term debt

Long-term debt consists of the following:

	June 30,	December 31,
	2013	2012
Term note, as described above (See Note F—Senior Credit Facility)	$2,250	$2,500
Note payable to bank in monthly installments of $3 through November 16, 2014, plus interest at 8% secured by a security interest in certain equipment	46	63
Capital lease obligations	3	944

	2,299	3,507
Less: current portion	538	1,478

	$1,761	$2,029

Aggregate maturities of long-term debt for the periods subsequent to June 30, 2013 on a calendar year basis are as follows:

Years Ending December 31,	Amount
2013	$279
2014	520
2015	500
2016	500
2017	500

$2,299

Following is a summary of interest expense for the three and six months ended June 30, 2013 and July 1, 2012:

	Three Months Ended		Six Months Ended
	June 30, 2013	July 1, 2012	June 30, 2013	July 1, 2012
Interest expense on principal	$38	$166	$108	$351
Amortization of debt issue costs	1	8	2	16

	$39	$174	$110	$367

NOTE H—OPERATING LEASES

The Company leases its Hammond, Indiana, and Boardman, Ohio facilities from companies controlled by its Chairman of the Board and stockholder under agreements expiring in August 2015. Renewal options are available for each property. The Company leases the Hagerstown, Maryland facility from a partnership, one partner of which is an officer of one of the Company’s subsidiaries, under an agreement expiring in July 2016. The Company leases the Massillon, Ohio facility from a partnership, one partner of which is a former officer of one of the Company’s subsidiaries, under an agreement expiring in November 2017. The Company leases its Merrillville, Indiana, Huntington, West Virginia, and Visalia, California facilities from unrelated parties under agreements expiring before November 2016. Total rent expense for all facility leases was approximately $317 and $347 for the three months ended June 30, 2013 and July 1, 2012, respectively, and $635 and $694 for the six months ended June 30, 2013 and July 1, 2012, respectively. Included in rent expense is rent that is paid to related parties. Total rent paid to related parties for the six months ended June 30, 2013 and July 1, 2012 was $452 and $468, respectively. Total rent paid to related parties for the three months ended June 30, 2013 and July 1, 2012 was $226 and $234, respectively.

The Company leased a facility in South Bend for its previous corporate offices from its Chairman of the Board and stockholder. This lease expired in August 2012. As a result of the closure and relocation of the corporate office to Massillon in 2010, the Company no longer uses this office space.

NOTE I—RELATED PARTY TRANSACTIONS

The Company retired three subordinated notes due to related parties in late 2012 with initial funding under the PNC credit facility. Outstanding aggregate balances on these notes were $2,180 as of December 24, 2012. Interest expense related to these notes was $80 and $173 for the three and six months ended July 1, 2012, respectively.

See Note H—Operating Lease Commitments regarding related party leases, which the Company believes to be on terms comparable to lease terms available in arms length transactions.

NOTE J—INCOME PER SHARE

The following table details the computation of basic and diluted earnings per common share from continuing operations for the periods presented:

	Three months ended		Six months ended
	June 30,	July 1,	June 30,	July 1,
	2013	2012	2013	2012
Net income	$391	$754	$268	$1,569
Weighted-average common shares outstanding (basic)	11,684,800	11,785,826	11,684,395	11,785,826
Effect of dilutive securities from equity awards	90,265	391,197	90,670	381,197

Weighted-average common shares outstanding (diluted)	11,775,065	12,177,023	11,775,065	12,167,023
Basic earnings per common share	$0.03	$0.06	$0.02	$0.13

Diluted earnings per common share	$0.03	$0.06	$0.02	$0.13

The weighted-average common shares outstanding (diluted) computation is not impacted during any period where the exercise price of a stock option is greater than the average market price. As of June 30, 2013, there were no warrants and 1,000 stock options outstanding that were anti-dilutive. As of July 1, 2012 there were 308,197 warrants and 1,000 stock options outstanding that were anti-dilutive.

NOTE K—CONCENTRATIONS OF CREDIT RISK

The Company grants credit, generally without collateral, to its customers, which are primarily in the steel, metal working, scrap and rail industries. Consequently, the Company is subject to potential credit risk related to changes in economic conditions within those industries. However, management believes that its billing and collection policies are adequate to minimize the potential credit risk. At June 30, 2013 and December 31, 2012, approximately 32% and 36%, respectively, of gross accounts receivable were due from entities in the rail industry, respectively, and approximately 29% and 22%, respectively, of gross receivables were due from entities in the steel, metal working and scrap industries. Two customers, combined, doing business with the Company’s Industrial Services and Rail Services segments, accounted for approximately 37% and 36% of total consolidated revenue for the three and six months ended June 30, 2013 and July 1, 2012, respectively. For the three and six months ended June 30, 2013, these two customers accounted for 21% and 16% of the total consolidated revenue, respectively. The loss of any of these customers would have a material adverse effect on the Company.

NOTE L—COMMITMENTS AND CONTINGENCIES

Collective bargaining agreements

At June 30, 2013 and December 31, 2012, approximately 12% of the Company’s employees were covered by collective bargaining agreements.

Warranty reserves

The Company warrants workmanship after the sale of its products and services, generally for a period of one year. An accrual for warranty costs is recorded based upon the historical level of warranty claims and management’s estimates of future costs.

Product warranty activity for the three and six months ended June 30, 2013 and July 1, 2012 is as follows:

	Three months ended		Six months ended
	June 30, 2013	July 1, 2012	June 30, 2013	July 1, 2012
Balance at beginning of period	$118	$91	$163	$84
Warranty claims paid	(43)	(3)	(72)	(26)
Warranty expense	25	28	9	58

Balance at end of period	$100	$116	$100	$116

Employment Agreement

On June 18, 2010, the Company entered into an employment agreement with its President and CEO, Michael P. Moore. The agreement was for an initial one-year term, subject to earlier termination as provided in the agreement. At each year-end, the agreement will automatically renew for successive one-year periods unless either party, at least three months before the end of the initial term or any renewal term, requests termination or renegotiation of the agreement. The employment agreement provides for certain benefits to the executive if employment is terminated by the Company for cause, by the executive with good reason, or due to death or disability. The benefits include continuation of the executive’s base salary for six months, any earned but unpaid profit-sharing or incentive bonus, stock option and company-paid health insurance for six months. As a result of the pending merger with a subsidiary of IES, no changes are anticipated to this agreement.

NOTE M—FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

Cash and cash equivalents, accounts receivable, accounts payable and accrued expenses

The carrying amounts of these items are a reasonable estimate of their fair values because of the current maturities of these instruments.

Debt

As of June 30, 2013 and December 31, 2012, rates currently available to the Company for long term borrowings with similar terms and remaining maturities are used to estimate the fair value of existing borrowings at the present value of expected cash flows. Interest rates associated to the Company’s debt are at variable rates, based on market rates, thus the debts’ fair value (generally based on Level 3 inputs) approximates its carrying value.

NOTE N—SEGMENT INFORMATION

The Company operates in two segments: Industrial Services and Rail Services.

The Industrial Services segment is primarily engaged in providing maintenance and repair services to the electric motor industry and repairing, remanufacturing and manufacturing industrial lifting magnets for the steel and scrap industries. The Rail Services segment rebuilds and manufactures power assemblies, engine parts, and other components related to large diesel engines for the rail and marine industries.

The Company evaluates the performance of its business segments based on net income or loss. Corporate administrative and support services for the Company are allocated to the business segments, except for corporate depreciation and interest expense.

Summarized financial information concerning the Company’s reportable segments as of and for the three and six months ended June 30, 2013 and July 1, 2012 is shown in the following tables:

2013	Industrial Services	Rail Services	Corporate	Intersegment Eliminations	Three months ended June 30, 2013
External revenue:
Service revenue	$6,420	$—	$—	$—	$6,420
Product sales	1,009	4,426	—	—	5,435
Deprecation included in the cost of revenues	222	48	—	—	270
Gross profit	1,849	1,053	—	—	2,902
Other depreciation & amortization	114	1	26	—	141
Interest expense	—	2	37	—	39
Net income (loss)	301	572	(482)	—	391
Capital expenditures	88	75	—	—	163
Total assets at June 30, 2013	18,280	4,473	2,641	—	25,394

2012	Industrial Services	Rail Services	Corporate	Intersegment Eliminations	Three months ended July 1, 2012
External revenue:
Service revenue	$7,705	$—	$—	$—	$7,705
Product sales	1,244	4,313	—	—	5,557
Deprecation included in the cost of revenues	224	44	—	—	268
Gross profit	1,890	1,420	—	—	3,310
Other depreciation & amortization	115	—	28	—	143
Interest expense	35	2	137	—	174
Net income (loss)	40	915	(201)	—	754
Capital expenditures	99	6	32	—	137
Total assets at December 31, 2012	18,951	4,681	2,813	—	26,445

2013	Industrial Services	Rail Services	Corporate	Intersegment Eliminations	Six months ended June 30, 2013
External revenue:
Service revenue	$12,459	$—	$—	$—	$12,459
Product sales	2,059	8,778	—	—	10,837
Deprecation included in the cost of revenues	440	95	—	—	535
Gross profit	3,200	2,227	—	—	5,427
Other depreciation & amortization	227	2	44	—	273
Interest expense	16	3	91	—	110
Net income (loss)	(22)	1,219	(929)	—	268
Capital expenditures	173	178	—	—	351
Total assets at June 30, 2013	18,280	4,473	2,641	—	25,394

2012	Industrial Services	Rail Services	Corporate	Intersegment Eliminations	Six months ended July 1, 2012
External revenue:
Service revenue	$14,627	$—	$—	$—	$14,627
Product sales	2,547	8,566	—	—	11,113
Deprecation included in the cost of revenues	445	88	—	—	533
Gross profit	3,710	2,628	—	—	6,338
Other depreciation & amortization	228	—	52		280
Interest expense	70	4	293	—	367
Net income (loss)	284	1,655	(370)		1,569
Capital expenditures	137	84	50	—	271
Total assets at December 31, 2012	18,951	4,681	2,813	—	26,445